Exhibit 99.2

3Q24 Financial Earnings October 30, 2024

Safe Harbor Statement

This presentation includes forward-looking statements that are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning.

Forward-looking statements include, but are not limited to, guidance regarding 2024 financial and operational results and our ability to execute our 2024 company strategic goals supporting the guidance, including our quality initiatives designed to improve our customer's experiences; anticipated Kinetic broadband subscribers and market penetration growth, including broadband additions and fiber cohort performance; availability and timing of delivery of fiber broadband to customers, including fiber broadband penetration rates; number of households or locations that may be served generally and related to funding from various state and federal broadband programs, including future programs, public-private partnerships with government entities, and the Rural Digital Opportunity Fund; opportunities related to strategic sales, products, and strategic revenue growth across all of our business units; expectations regarding expense management activities, including continuation of reduction in interconnection and access expense, and the timing and benefit of such activities; statements regarding possible benefits and opportunities related to the proposed transaction with Until Group, Inc., announced publicly in May 2024; and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream's overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance, or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as the result of a number of important factors.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to increased competitive pressures as state and federal broadband funding programs provide opportunities for new entrants in our markets and possible overbuilding of our network; our ability to, and the extent to which, we participate in broadband funding programs, such as BEAD and are able to successfully secure funding via competitive bidding processes over competitors; loss of funding from the Affordable Connectivity Program leading to customer disconnects; the effect of any changes in federal or state governmental regulations or statutes, including any new regulations regarding alleged digital discrimination and net neutrality in the marketplace; uncertainty created in the federal Universal Service Fund program based on pending legal actions; oversight or enforcement activities by state or federal agencies; that the proposed transaction with Uniti Group, Inc., could cause distraction by management and an allocation of resources that otherwise would have been attributed to the business; adverse changes in economic conditions, including the impact of foreign wars or unrest or political upheaval; risks and uncertainties from cost pressures and inflation on our customers' communications and payment decisions and on the business of our vendors; adverse economic, political or market conditions related to epidemics, pandemics, or disease outbreaks, and the impact of these conditions on our business operations and financial position and on our customers; impact of any supply chain disruption on our business operations and on our customers' ability to operate their business; that the expected benefits of cost reduction and expense management activities are not realized or adversely affect our sales and operations or are otherwise disruptive to our business and personnel; the impact of new, emerging, or competing technologies and our ability to utilize these technologies to provide services to our customers; and general U.S. and worldwide economic conditions and related uncertainties. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

2 | WINDSTREAM

3 Paul Sunu Chief Executive Officer Drew Smith Chief Financial Officer & Treasurer Genesis White VP, Investor Relations & Assistant Treasurer

4 Be the PREMIER broadband provider Be the TRUSTED communications and security advisor Be the INNOVATIVE wholesale leader OPERATIONS & SUPPORT Be the unwavering foundation that aligns, nurtures and enables us to be our best Focus o diversity and inclusion Prioritize quality and trust. Do it right the first time, every time. Give our best in everything we do.

Third Quarter Highlights

Adjusted EBITDAR of $361M, up 2% year to date[(1)]

kinetic by windstream

Consumer Highlights

- Strong fiber additions of 17K in quarter
- Consumer Broadband ARPU of $87.26 up slightly y-o-y
- Kinetic consumer service revenue down 2% YTD largely driven by impact of the ACP step-down[(2)]

Fiber Build Momentum Continues

- 136K new consumer premises added year to date
- Approximately 1.6 million consumer premises now have access to FTTH services
- 36% coverage of consumer households was achieved by quarter end

WINDSTREAM ENTERPRISE & windstream wholesale

Strong Strategic Revenue Trends

- Continued focus on Strategic & Advanced IP portfolios, which now represent 88% of total Enterprise Market service revenue[(3)(4)]
- Wholesale had solid performance highlighted by high demand from telecom, cable and content customers

Interconnection Expense Reduction[(4)]

- Total interconnection expense fell by 16% y-o-y; legacy-TDM related expenses[(5)] fell by 24% y-o-y
- Of the $628 million in annualized interconnection expense remaining, $274 million relates to TDM services[(5)]

(1) Adjusted EBITDAR excluding gain on sale of IPv4 assets in 1Q24 (2) Step-down of the Affordable Connectivity Program (ACP) began in 2Q24; Windstream's ACP customer base received ~$3M in monthly subsidy under this program (3) Excludes End user surcharges; (4) Based on 3Q24 results on an annualized basis (5) Includes TDM expenses as shown on Slide 11, plus Network Facilities (excluding Fiber Expense)

5 | WINDSTREAM

1,290 1,352 1,396 1,437 1,466 1,485 34 40 48 54 64 77 12 14 15 17 23 33 1,000 1,100 1,200 1,300 1,400 1,500 1,600 1,700 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 1 Gbps Consumer Premises Passed by Type (in 000’s) RDOF PPP Strategic 136K 1 Gbps Consumer Premises Constructed Year to Date 6 1,553 1,595 1,336 1,406 1,459 1,508

72% 76% 79% 81% 81% 44% 50% 53% 57% 58% 10% 22% 29% 34% 36% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 2020 2021 2022 2023 3Q24 25 Mbps+ 100 Mbps+ 1Gbps % of Homes in Kinetic Footprint with Access to Available Speeds 7

23 20 18 17 17 25.8% 26.3% 26.6% 26.9% 27.3% 20% 21% 22% 23% 24% 25% 26% 27% 28% 275 300 325 350 375 400 425 450 475 3Q23 4Q23 1Q24 2Q24 3Q24 401 383 363 418 435 Ended 3Q with Consumers on 1G capable facilities, up 17K from 2Q24 Penetration Consumer Fiber Subscription Growth Shows Strong Adoption of New 1 Gbps Facilities ▪ Ending Fiber Subscribers (1) ▪ Penetration Rate Note: Consumer Subscriber counts in 000’s (1) Subscriber counts reflected in the inset represent net additions for the respective period 8

< 1 Year Cohorts 18% 16% 22% 15% 15% 20% 22% 25% 26% 27% 24% 29% 28% 26% 23% 23% 29% 22% 21% 26% 27% 29% 30% 30% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 26% 24% 19% 4Q23 1Q24 2Q24 Newest Fiber Cohorts Are Showing Strong Penetration Early Note: Cohort penetration reflects consumers on 1G capable facilities, within the respective cohort, at the 12 - month (Year 1 Penetratio n) and 24 - month (Year 2 Penetration) anniversary of the cohort being launched. Less than 1 Year cohort penetration is shown as of September 30, 2024, reflecting penetration at the 9 - , 6 - and 3 - month mark for cohorts c ompleted in the fourth quarter of 2023, and first and second quarter of 2024, respectively. 40% Target Penetration Over a 4 Year Period 6 - Month Penetration 3 - Month Penetration Year 1 & Year 2 Cohort Penetration Year 1 Penetration Year 2 Penetration 9 - Month Penetration 9

Financial Overview 2023 2023 2023 2024 2024 2024 Q3 Q4 YE Q1 Q2 Q3 Revenue and Sales Kinetic Market 530$ 540$ 2,143$ 547$ 529$ 512$ Enterprise Market 346 314 1,369 316 287 279 Wholesale Market 115 103 437 114 100 112 Service Revenue 991$ 958$ 3,948$ 977$ 916$ 903$ Product & Fiber Sales 11 9 39 24 11 13 Total Revenue and Sales 1,002$ 967$ 3,987$ 1,001$ 926$ 916$ Expenses Direct Segment Expenses 363$ 337$ 1,421$ 343$ 326$ 321$ Network Access & Facilities 127 118 505 111 109 105 Shared Network & Operations 75 72 302 70 64 66 Information Techology/Shared Corporate 68 60 271 71 65 64 Total Expenses 632$ 588$ 2,499$ 595$ 565$ 556$ Adjusted EBITDAR 370$ 379$ 1,488$ 406$ 362$ 361$ Adjusted EBITDAR Margin % 36.9% 39.2% 37.3% 40.6% 39.1% 39.4% (Dollars in Millions) 10 (1) 1Q24 Adjusted EBITDAR excluding gain on sale of IPv4 assets (1)

Significant Interconnection Cost Reductions

TDM Retirement Accelerates Cost Reduction and Improves Customer Experience

Interconnection Expenses (in millions)	3Q23 Annualized	3Q24 Annualized	YoY Change %
TDM	$ 64	$ 32	(51%)
IP/Ethernet	$ 235	$ 210	(10%)
Last Mile Access	$ 299	$ 242	(19%)
TDM	$ 38	$ 9	(77%)
IP/Ethernet	$ 18	$ 14	(22%)
Network Access	$ 56	$ 23	(59%)
Network Facilities (excluding Fiber Expense)	$ 59	$ 38	(35%)
Fiber Expense & Other	$ 21	$ 18	(15%)
Network Facilities Expense	$ 80	$ 56	(29%)
Enterprise Interconnect and Network Facilities Expense	**$ 435**	**$ 321**	**(26%)**
Network Facilities (excluding Fiber Expense)	$ 198	$ 195	(2%)
Fiber Expense & Other	$ 112	$ 112	(0%)
Kinetic & Wholesale Network Facilities Expense	**$ 310**	**$ 307**	**(1%)**
Total Interconnect and Network Facilities Expense	**$ 745**	**$ 628**	**(16%)**

(1) Includes TDM expenses as shown, plus Network Facilities (excluding Fiber Expense)

- 3Q24 annualized run-rate of $628 million in interconnection and network facilities expenses; annualized decline of 16%
- $274 million of Legacy TDM-related expense[(1)] including Network Facility expense; annualized decline of 24%
- Continued execution of multi-year program to migrate legacy TDM customers to newer technologies, moving from circuit-level to market-level optimization
- The focus on market-level TDM removal will enable greater reductions in network real estate and colocation expenses

11 | WINDSTREAM

$0 $0 $0 $0 $1,400 $800 $- $250 $500 $750 $1,000 $1,250 $1,500 2024 2025 2026 2027 2028 2029 2030 2031 $475 Debt Maturity as of November 10, 2022 Revolver Draw Note : Available capacity under credit facility excludes outstanding letters of credit of $133.9 million of which $104.7 million w as issued to Universal Service Administrative Company as a condition for Windstream receiving RDOF funding Effective September 21, 2024, the borrowing capacity under the credit facility decreased from $500 million to $475 million. Net Liquidity Net Debt to Adjusted EBITDA Debt Maturity as of 3Q 2024 Pro Forma for Recent Financing Transactions 12 Term Loan 7.75% Sr First Lien Notes Undrawn Revolver 8.25% Sr First Lien Notes Ended 3Q with and $500

Fiber Route Miles (1)(4) Fiber Broadband Consumers (1) Broadband Consumers (1) Windstream Owns 100GB POPs (1) Fiber Households – Build Plan (1) Fiber Households Today (1) E&W Owned Assets (3) Kinetic Owned Assets (3) Total Consumer Revenues (2) Kinetic Fully Owned and Operated Metrics 208K (20.9%) 115K (31.2%) 456K (28.6%) 655K (34.5%) $229M $2.5B E&W Owned & Operated 81K (75.1%) 1,358 (100.0%) $ 1.0B (1) Metric represents number and percentage of Windstream total not associated or encumbered by Uniti Master Lease Agreements as of September 30, 2024 (2) Consumer Revenues for FY 2023 that are not within in - footprint ILEC markets governed by Uniti ILEC Master Lease Agreement (3) Kinetic and E&W Owned Assets represent net PP&E, excluding CWIP, as of December 31, 2023, for Windstream owned assets (4) Beginning in 2Q24, the calculation of Fiber Route Miles was modified to align with Uniti disclosures 13

14 2024 Guidance 2023 Results (all $ in millions) Approximately flat y - o - y (adjusted for ACP expiration) (2) $1,488M Adjusted EBITDAR (1) Approximately $700M $798M Capex, net (3) Approximately $140M $155M Unlevered Free Cash Flow (4) 75K (lowered from previous: “Similar to 2023”) 96K Fiber Consumer Customer Additions 180K - 200K (lowered from previous: Approximately 200K) 232K Fiber Premises Constructed (1) 2024 Adjusted EBITDAR guidance excludes the impact of non - core operating asset sales during the period (2) Adjusted for expected wind - down of the Affordable Connectivity Program (ACP) in 2Q 2024. Windstream’s ACP customer base currently receives ~ $3M in monthly subsidy under this program (3) Adjusted Capex, less GCI reimbursements (4) Total change in cash, excluding cash interest, cash taxes and debt amortization payments

Quarterly supplemental schedules (Pro Forma) Appendix 15